Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-1 (Amendment No. 7) of our report dated October 26, 2022, with respect to our audits of the consolidated financial statements of Junee Limited and Subsidiaries as of June 30, 2022 and 2021. We also consent to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ Friedman LLP

New York, New York

July 28, 2023